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                                                                     EXHIBIT 2.6

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 AUTOCYTE, INC.

                             Pursuant to Section 242
                        of the General Corporation Law of
                              the State of Delaware
                        ---------------------------------


         AutoCyte, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:
         By unanimous written consent of the Board of Directors of the Corporation the following resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth certain amendments to the Certificate of Incorporation of the Corporation and declaring said amendments to be advisable. The stockholders of the Corporation duly approved said proposed amendments by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendments. The resolution setting forth the amendments is as follows:

         RESOLVED: That Section B.3.(b) of Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

                  (b) AUTOMATIC CONVERSION. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the closing of the sale of shares of Common Stock for the account of the Corporation in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, in which a majority of the committee of the Board of Directors authorized to establish the pricing terms of the public offering is composed of designees of holders of at least a majority of the outstanding shares of Series A Preferred Stock.


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         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President this 14th day of July, 1997.

                                               AUTOCYTE, INC.


                                               By:    /s/ James B. Powell
                                                  ------------------------------
                                               Name:  James B. Powell
                                               Title: President



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